Exhibit 99.1

Contact:
Barrier Therapeutics, Inc.
Anne M. VanLent, EVP & CFO
(609) 945-1202
Lazar Partners Ltd.
Gregory Gin, Investor Relations
(212) 867-1762
Barrier Therapeutics Establishes $12 Million Credit Facility

PRINCETON, N.J., June 29, 2007 – Barrier Therapeutics, Inc. (NASDAQ: BTRX), a pharmaceutical company that develops and markets dermatology products, today announced that it has received a $12 million senior secured credit facility from Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., to finance ongoing working capital requirements of its commercial operations.

“This credit facility provides Barrier with additional financial flexibility to support the growing working capital needs of our commercial operations,” said Anne VanLent, Executive Vice President and Chief Financial Officer of Barrier Therapeutics. “We believe this facility represents an attractive, non-dilutive financing alternative at a reasonable cost of capital and we are pleased to be working with Merrill Lynch Capital.”

Credit available under the three-year revolving loan facility will be a percentage of Barrier’s accounts receivable due from third-parties plus a percentage of the company’s inventory, with an interest rate equal to the one-month LIBOR rate at draw plus 300 basis points. The company issued no stock warrants or other dilutive securities in conjunction with the creation of the credit facility.

About Merrill Lynch Capital

Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., is a leading commercial finance business providing a broad range of structured financing solutions to middle market companies nationwide. Based in Chicago and with regional offices throughout the country, Merrill Lynch Capital is focused on four market segments: corporate finance, equipment finance, healthcare finance and real estate finance. The Healthcare Finance Group of Merrill Lynch Capital provides senior financing solutions for middle market healthcare companies, offering cash flow, asset, life sciences related and real estate based credit facilities and junior secured debt, and equity co-investments. Merrill Lynch Capital is an affiliate of Merrill Lynch Bank USA. For more information on Merrill Lynch Capital, please visit www.mlcapital.ml.com.

About Barrier Therapeutics

Barrier Therapeutics, Inc. is a pharmaceutical company focused on the development and commercialization of products in the field of dermatology. Barrier Therapeutics currently markets three pharmaceutical products in the United States: Xolegel™ (ketoconazole, USP) Gel, 2%, for seborrheic dermatitis; Vusion® (0.25% miconazole nitrate, 15% zinc oxide, 81.35% white petrolatum) Ointment, for diaper dermatitis complicated by documented candidiasis; and Solagé® (mequinol 2.0%, tretinoin 0.01%) Topical Solution, for solar lentigines. Barrier Therapeutics has other product candidates in various stages of clinical development for the treatment of a range of dermatological conditions, including onychomycosis, psoriasis, acne, skin allergies, and acute fungal infections. The company is headquartered in Princeton, New Jersey and has wholly owned subsidiaries in Geel, Belgium and Ontario, Canada. More information about Barrier Therapeutics can be found on its corporate website at: www.barriertherapeutics.com.

Xolegel, Vusion and Solagé are trademarks of Barrier Therapeutics, Inc.
Safe Harbor Statement

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements provide Barrier’s current expectations or forecasts of future events including statements regarding the credit facility and use of the credit facility. Barrier’s performance and financial results could differ materially from those reflected in these forward-looking statements due to the marketplace acceptance of Barrier’s products, Barrier’s ability to execute its commercial and clinical strategy, the decisions of regulatory authorities, the results of clinical trials and strategic decisions regarding its pipeline, general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries generally. For a discussion of these and other risks and uncertainties that may effect the forward-looking statements, please see the risk factors in the company’s Quarterly Report on Form 10-Q for the period ended March 31, 2007 which is on file with the Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Barrier undertakes no obligation to update publicly any forward-looking statement.

###